Registration No. 333-32823
         As filed with the Securities and Exchange Commission on March 15, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       Post Effective Amendment No. 1 to
                                    FORM S-2
     As filed with the Securities and Exchange Commission on October 1, 1997



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                       93-0946274
     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)          Identification No.)

               28001 Dorothy Drive, Agoura Hills, California 91301
              (818) 706-8999; FAX (818) 597-8999; www.echo-inc.com
          (Address, including zip code, and telephone number, including area code, fax number and web site of principal executive offices)

                           Larry J. Thomas, President
                28001 Dorothy Drive, Agoura Hills, CA 91301-2697
                       (818) 706-8999; FAX (818) 597-8999
        (Name, address, including zip code, telephone number, including area code and fax number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

 --------------------------------------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. S-2

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Note: The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(A), may determine.


                                Explanatory Note

This post-effective amendment is Post-Effective Amendment No. 1 to Registration Statement No. 333-32823 filed on October 1, 1997.

                        5,716,354 Shares of Common Stock


                         ELECTRONIC CLEARING HOUSE, INC.


   This prospectus relates to 5,716,354 shares of common stock. These shares are all being offered for the accounts of current holders of common stock, or for the accounts of current holders of either preferred stock, non-plan options or warrants, if such holders convert or exercise such securities into shares of common stock. These selling security holders may offer the common stock from time to time in transactions on the over-the-counter market, including ordinary broker transactions, or in privately negotiated transactions.

   We will not receive any proceeds from the sale of the common stock by the selling security holders, except for proceeds received from the exercise of the non-plan options and the warrants. We will, however, pay expenses of approximately $7,000 associated with registering the common stock, but each selling security holder will be responsible for all selling and other expenses incurred by him or her.

   Our common stock is listed on the Nasdaq SmallCap Market under the symbol ECHO. On March 12, 1999, the closing price of our common stock was $2.00.

   The purchase of our common stock involves risk. You should purchase our common stock only if you can afford a complete loss of your investment. See "Risk Factors," beginning on page 6 of this prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                         ELECTRONIC CLEARING HOUSE, INC
                               28001 Dorothy Drive
                         Agoura Hills, California  91301

                  The date of this prospectus is March 15, 1999












                                Table of Contents

Where you can find more information with respect to our company. . . . . . .  2
Incorporation by reference of certain documents. . . . . . . . . . . . . . . .3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Use of Proceeds; Dividend Policy . . . . . . . . . . . . . . . . . . . . . . 10
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Legal Matters; Experts;. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Disclosure of Commission Position of
 Indemnification for Securities Act Liabilities. . . . . . . . . . . . . . . 15

   You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                      Where you can find more information.

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy the registration statement on Form S-2 of which this prospectus is a part, as well as reports, proxy statements and other information filed by us at the public reference facilities maintained by the Commission at:

Public Reference Room    New York Regional Office     Chicago Regional Office
Judiciary Plaza          Seven World Trade Center     500 West Madison Street
450 Fifth Street, N.W.   13th Floor                   Suite 1400
Washington, D.C. 20549   New York, New York  10048    Chicago, Illinois  60661


   Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 upon payment of the prescribed fees. Please call the Commission at 1-800-SEC-0330 for further information regarding the operations of its public references rooms. The Commission also maintains a World Wide Web site at http: www.sec.gov that contains reports, proxy and information statements and other information regarding registrants (like us) that file electronically with the Commission.

   We have filed with the Commission a registration statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-2 under the Securities Act of 1933, as amended, of which this prospectus is a part. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made.

Statements made in this prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                    Information with respect to our company.

   Accompanying this prospectus are copies of:

   - Our Annual Report to Stockholders on Form 10-K for our fiscal year ended September 30, 1998,

   - Our Quarterly Report on Form 10-Q for the quarter ended December 31,
     1998,

   - Our Current Report on Form 8-K dated February 4, 1999, and

   - Our Current Report on Form 8-K dated February 22, 1999.


                Incorporation by reference of certain documents
                       we have filed with the Commission.

   The Commission allows this prospectus to "incorporate by reference" certain other information that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below filed by us with the Commission under the Securities Exchange Act until we have sold all of the securities that we have registered.

   - Our Annual Report to Stockholders on Form 10-K for our fiscal year ended September 30, 1998,

   - Our Quarterly Report on Form 10-Q for the quarter ended December 31,
     1998,

   - Our Current Report on Form 8-K dated February 4, 1999, and

   - Our Current Report on Form 8-K dated February 22, 1999.

   Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   We will provide, without charge, to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of the above listed documents. Requests for such information should be in writing to Donna Camras, Corporate Secretary, Electronic Clearing House, Inc., 28001 Dorothy Drive, Agoura Hills, California 91301, telephone (818) 706-8999, ext. 3033.


   In this prospectus, the"company," "we," "us," and "our" refers to Electronic Clearing House, Inc. and its subsidiaries.


                           Forward-looking statements.

   We have made forward-looking statements in this prospectus (and in the documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. Also, when we use such words as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that an investment in our securities involves substantial risks and uncertainties that could affect our future financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

                              Recent Developments.

   On February 4, 1999, Mr. Fairborz Hamzei, a director of the Registrant, declined to stand for re-election to serve on the Registrant's Board of Directors. There was no disagreement between Mr. Hamzei and the Registrant on any matter relating to the Registrant's operations, policies or practices. On February 4, 1999, we appointed Mr. Aristides W. Georgantas to serve as a director on our Board of Directors. We filed a Form 8-K on February 8, 1999 to reflect Mr. Georgantas' appointment.

   On March 8, 1999, we issued a press release announcing that we had entered into a letter of intent to acquire Magic Software Development, Inc. of Albuquerque, New Mexico. Magic Software Development provides electronic check conversion, electronic check re-presentment, payday loan, check verification and check guarantee solutions to financial services companies and retailers. We filed a Form 8-K on March 8, 1999 to disclose this letter of intent and to file the press release as Exhibit 99.1 to such Form 8-K.


                               PROSPECTUS SUMMARY

   This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider before purchasing our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements incorporated herein by reference and the notes to these financial statements, in order to make an informed investment decision.





                         Electronic Clearing House, Inc.

   Electronic Clearing House is a transaction processor specializing in processing Internet transactions, credit card transactions and the design and implementation of integrated systems. We design these systems to use our services, which include:

   * The electronic movement and settlement of funds between a merchant and its customers;
   * The design and management of interactive communications systems;
   * The designing and manufacturing of point-of-sale terminals and printers;
     and
   * Using software applications for credit card clearing, money order issuances, inventory tracking, cash advances and check guarantee services.

   We recognize the different needs of merchants who use our services by providing them a variety of ways by which to gain access to our services. We customize our services to fit a merchant's particular needs. Merchants may gain access to our services using the following methods:

   * The Internet, through which a merchant can securely accept, process and review transactions;
   * Personal Computers, using certain software certified to operate on our network merchants can process transactions through us;
   * Point-of Sale Systems, our services are compatible with the most common point-of-sale equipment allowing merchants who use this type of equipment to access our services;
   * Fax Machines, using character recognition software and special forms merchants can register with us and use their fax machines to process transactions through us; and
   * Telephones, using our interactive voice response system a merchant can use a touch tone telephone to process transactions through us.

   We presently provide our services to approximately 8,000 merchants and 9,000 U-Haul dealers located across the nation. Our services are used by U-Haul International to track the movement of their equipment and dealer compensation, by American Express for the automation of money order issuance, and by the United States Postal Service for the small office automation of money order issuance. We believe our current growth and profitability are primarily from our credit card processing services, our equipment and inventory services used by U-Haul, and our designing, manufacturing and selling of point-of-sale systems and related equipment.

   We currently operate four wholly owned subsidiaries to coordinate our business activities. These subsidiaries are:

   - National Credit Card Reserve Corporation which handles our credit card processing, customer service, electronic fund transfers, inventory and equipment tracking, electronic deposits using the Automated Clearing House, and the development of Internet software and related communications software for transactions processing services;

   - ECHO Payment Services, Inc. which leases, rents and sells point-of-sale systems and related equipment;

   - Computer Based Controls, Inc. which designs, manufactures and sells point-of-sale systems and related equipment; and

   - XpressCheX, Inc. which provides check guarantee services to California-based merchants.



                                  The Offering


Shares of common stock offered
by selling security holders              5,716,354<F1>


Common stock outstanding
before this offering                     17,847,126


Common stock outstanding after
this offering if all the
securities are exercised or
converted into common stock              20,357,580


NASDAQ SmallCap Market Symbol            ECHO


Use of Proceeds                          We will not receive any proceeds from
                                         the sale of the common stock by the
                                         selling security holders, except for
                                         net proceeds received from the
                                         exercise of the options and the
                                         warrants of approximately $1,452,499,
                                         which will be used for working capital
                                         purposes.


Risk Factors                             The purchase of our common stock
                                         involves risk. You should purchase our
                                         common stock only if you can afford a
                                         complete loss of your investment.  See
                                         "Risk Factors," beginning on page 6 of
                                         this prospectus.

-----------------------------------
[FN]
<F1>

   Of the 5,716,354 shares of common stock offered by this prospectus;

   *   3,205,900 shares are currently issued and outstanding,
   * 640,000 shares are issuable upon conversion of certain shares of preferred stock currently outstanding,
   * 1,520,454 shares are issuable upon exercise of certain outstanding non-plan options, and
   * 350,000 shares are issuable upon exercise of certain outstanding warrants.


   See the " Selling Security Holders" and "Description of Securities" sections on pages 11 and 13 for more detailed information regarding the selling security holders and these securities.




                                  RISK FACTORS

   You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Our business, financial condition and results of operations could be materially adversely affected by any of the following risks. The trading price of our common stock could decline due to any of the following risks and you might lose all or part of your investment.


We depend on bank relationships.

   We currently rely on cooperative relationships with, and sponsorship by, banks in order to process our Visa, MasterCard and credit card transactions. Our banking relationships are currently with smaller banks (with assets of less than $500,000,000), even though smaller banks tend to be more unstable. These smaller banks find our programs more attractive and we believe that we
cannot obtain similar relationships with larger banks at this time.   A bank
could at any time curtail or place restrictions on our processing volume. A bank might do this because of its internal business policies or due to other adverse circumstances. If a volume restriction is placed on us, it could materially adversely affect our business operations by restricting our ability to process credit card transactions and receive the related revenue. Our relationships with our customers and merchants would also be adversely affected by our inability to process these transactions. To limit this problem, we currently maintain relationships with several banks. However, we cannot assure you that these banks will not restrict our processing volume or that we will always be able to maintain our present banking relationships or be able to establish new banking relationships. Even if new banking relationships are available, they may not be on terms acceptable to us. Our failure to maintain these banking relationships and sponsorships would have a material adverse effect on our business and results of operations.

U-Haul International's business is very important to us.

   Our business relationship with U-Haul is very important to us. In 1998, approximately 90% of the equipment we manufactured we sold to U-haul. U-haul accounted for approximately 16% of our revenue in 1998 and 14% of our revenue in 1997. If our business relationship with U-haul was terminated or curtailed, we would suffer an immediate negative impact to our results from operations. We cannot assure you that we will be able to keep up our business relationship with U-Haul , or that our sales to U-haul will be at the same levels as previous years. Any decrease would negatively impact our financial statements.

We face a risk of credit card fraud.

   Our business significantly relies on the processing of credit card transactions. If any of our merchants were to submit or process unauthorized or fraudulent credit card transactions, depending on the dollar amount, we could incur significantly losses which could have a material adverse effect on
our business and results of operations.   These types of losses are handled by
our banks as follows:

  * Imperial Bank - they assume and are compensated for bearing the risk of these types of losses.
  * The First Charter Bank - we assume and are compensated for bearing the risk of these types of losses.
  * First Regional Bank - we assume and are compensated for bearing the risk of these types of losses.
  * The Berkshire Bank - we assume and are compensated for bearing the risk of these types of losses.

   We have implemented systems and software for the electronic surveillance and monitoring of fraudulent credit card use. We cannot assure you that these systems will prevent fraudulent transactions from being submitted and processed. We do not have insurance to protect us from these losses, but we do allocate ten basis points (.001) of daily processing activity as a reserve against these types of losses. We cannot assure you that this reserve will be adequate to offset against any unauthorized or fraudulent processing losses that we may incur. Depending on the size of such losses our results of operations could be immediately materially adversely affected.

We depend on certain key employees.

   Our success has been and will continue to be dependent on the services of key technical and managerial personnel such as Joel M. Barry, our Chairman of the Board and Chief Executive Officer and Larry Thomas, our President and Chief Technical Officer. The loss of either of Mr. Barry or Mr. Thomas could
have a materially negative impact on or business.   We believe that our
success depends on our ability to continue to be able to attract, retain and motivate highly skilled technical and management employees and consultants who are in great demand. We cannot assure you that we will be able to attract and retain such employees and our failure to do so could adversely affect our business.

We face a risk of not remaining listed on NASDAQ.

   We are currently listed on the NASDAQ SmallCap market.   We must continue to
meet certain minimum requirements to remain listed on NASDAQ. If we fail to meet any one of these requirements, our listing on NASDAQ could be removed and we would no longer be able to trade on the NASDAQ market. We cannot assure you the listing of our common stock will, in the future, always continue to satisfy the NASDAQ listing requirements. If we were delisted from NASDAQ, this would have a material adverse effect on the price and the liquidity of our common stock.  Our primary concern is our trading price per share which has historically moved between $1.00 and $3.00 per share. Failing to maintain a least a trading price of $1.00 per share is a basis for disqualification on
NASDAQ.   We have no control over our valuation but would take immediate action to maintain our continued listing qualification, but we cannot assure you that our actions would be successful. Our failure to be included in the NASDAQ system would have a material adverse effect upon the price and liquidity of our common stock.

We face intense competition.

   We are in the business of processing transactions and designing and implementing integrated systems for our customers so that they can better use our services. This business is highly competitive and is characterized by rapid technological change, rapid rates of product obsolescence, and rapid rates of new products introduction. Our market share is relatively small as compared to most of our competitors and most of these competitors have substantially more financial and marketing resources to run their businesses. This enables our competitors to better and more quickly respond to new and emerging technologies, changes in customers needs, and to devote more resources to product and services development and marketing. We may face increased competition in the future and we cannot assure you that current or new competition will allow us to keep our customers. If we lose customers, our business operations may be materially adversely affected, which could cause us to cease our business or curtail it to a point where we are no longer table to generate sufficient revenues to fund operations. We cannot assure you that our current products and services will stay competitive with those of our competitors or that we will be able to introduce new products and services to compete successfully in the future.

Technology in our business changes rapidly.

   Our business industry involves rapidly changing technology. Recently we have observed rapid changes in technology as evident by the Internet and Internet related services and applications, new and better software, and faster computers and modems. As technology changes, our customers desire and expect better products and services. We believe our success depends on our ability to improve our existing products and services and to develop and market new products and services. The costs and expenses associated with such an effort could be significant to us. We cannot assure you that we will be able to find the funds necessary to keep up with new technology or that if such funds are available that we can successfully improve our existing products and services or successfully develop new products and services. Our failure to provide improved products and services to our customers or any delay in providing such products and services could cause us to lose customers to our competitors. If we lose customers our results of operations could be materially adversely affected.

We depend on our technology and related patents.

   We currently own two patents that relate to unique aspects of our products or services. Even though we do have these patents, there can be no assurance our competitors will not be able to develop a better product or a better way of providing our services to our current or potentially new customers. Our patents have not been tested in the courts so we are unable to determine if they will be sustained in our favor. If our patents are not sustained in our favor, our competitors could determine our business methods related to our products and services and then develop and market competing products and services. Such an outcome could cause us to lose customers which could materially adversely affect our results of operations. We have expended considerable time and money in the development of our ideas and seeking patent protection for them. If we seek additional patents in the future, or if we are required to prosecute or defend our patents, the expenses associated with such patent related activities could be substantial and could have a material adverse effect on our results of operations.

Certain of our intellectual property is not protected.

   We have expended a considerable amount of time and money to develop information systems for our merchants. We have not obtained any intellectual property protection or other protection on these information systems. We also believe that these information systems do not infringe upon the rights of any third parties, however, we cannot assure you that third parties will not bring infringement claims against us. In our business, we also have the right to use certain technology of others through various license agreements. If a third party claimed these licenses were infringing their technology, we could
face additional infringement claims and potential negative results.   We are
aware that one third party has claimed that our United States Postal Service money order distribution system violates their patents. This third party has not taken any action with respect to their claim to date. We believe that we are not infringing their patents. If an infringement claim is brought against us and we lose, we could be required to stop using that type of product, system or service as well as pay money damages to the person or entity making the claim. This result could materially adversely affect both our results of operations and manner in which we could do business. If we were not able to implement another method our business could fail. If we are required to continuously defend infringement claims, the costs and expenses associated with such a defense could be very expensive to us and could materially adversely affect our results of operations.


We face Year 2000 risks.

   We significantly rely on computer systems, applications and devises in operating and monitoring all major aspects of our business, including but not limited to, financial systems, credit card processing, customer services, internal networks, telecommunications equipment and other similar and related products. We also rely directly and indirectly on the external systems of other independent businesses such as our customers, sponsoring banks, creditors, suppliers, financial organizations, and governments for the accurate exchange of data and related information. In 1998 we spent approximately $200,000 in connection with becoming Year 2000 compliant and in 1999 we estimate we will spend approximately an additional $250,00 to ensure
our Year 2000 readiness.   In fiscal 1997 we received independent verification
of Year 2000 compliance from Visa and MasterCard for processing authorization requests.

   We face the risk that we will not be Year 2000 compliant or we may fail to identify all potential Year 2000 problems within or related to our business or the corrective measures that we implement may be ineffective or incomplete.
We also face the risk that the cost of fixing any Year 2000 problems will cost more than we have estimated, which would have a materially adverse effect on
our business.   Our business could also be materially adversely affected if third parties with who we rely on or do business with are not Year 2000 compliant. We cannot assure you that we will be 100% free from Year 2000 problems. Any Year 2000 problems that affect us could have a material adverse affect on our business and results of operations.

We may need additional money.

   We plan to use funds generated from operations to finance our continued operations. We currently believe that our cash flow from operations is sufficient to support our business activities, including our research, development and marketing costs. Our future growth will depend on our ability to raise additional funds, either through operations, bank borrowings, or equity or debt financings. We cannot assure you that we will be able to raise the funds necessary to finance our growth or continue to generate the funds necessary to finance our operations, and even if such funds are available, it will be on acceptable terms. Our inability to generate the necessary funds from operations or from third parties could force us to cut-back our operations by limiting research, development and growth opportunities, which could have an immediate adverse impact on our results of operation as well as increase our cost of doing business.

We no longer have an underwriter/market maker.

   Trading markets for our common stock were maintained on NASDAQ by our underwriter who took us public in our initial public offering in November 1990 and various other broker/dealers who are members of the National Association of Securities Dealers. This underwriter, which had been our principal market maker, went out of business in June 1992. None of the remaining market makers are under any legal obligation to maintain a market in our common stock and
may discontinue such activities at any time.   If these other market makers
choose not to maintain a market in our common stock, such a discontinuance could have a material adverse effect on the price and liquidity of our common stock.

We do not have insurance protection for the products and services we sell.

   We do not have insurance protection against claims for product liability or errors and omissions for the products and services we sell. If claims are brought by our customers or other third parties, we could be required to pay the required claim or make significant expenditures to defend against such
claims.   We cannot assure you that we will have the money to pay such claims if they arise. If we do have the money to pay the claims, such a payment could have a material adverse effect upon on our results of operations.

Our officers, directors and principal stockholders have significant control and influence over us.

   Upon completion of this offering, 20,357,580 shares of our common stock will be outstanding assuming no other exercise or conversion of our securities.
Our officers, directors and principal stockholders will then beneficially own
and control approximately 31% of our outstanding common stock.   As a result,
our officers, directors and principal stockholders, acting together, will be able to control or exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. It is very likely that if you purchase stock in this offering you will have little or no voice in the direction of our business activities or operations.

We do not pay dividends.

   We have not ever declared or paid a cash dividend on our common stock. We intend to retain all available funds for financing our business and we do not intend to pay cash dividends in the foreseeable future. Our common stock is not an appropriate investment for persons desiring dividend income. If you desire current dividend income, you should not purchase our common stock.

Preferred stockholders have priority over common stockholders.

   We currently have authorized 5,000,000 shares of preferred stock and have 160,000 shares outstanding as of March 1, 1999. Holders of our preferred stock will have priority in liquidation and dividends over holders of our common stock. Accordingly, if we are liquidated, our preferred stock holders will have priority over our common stock holders to our net assets. It is therefore possible that if we are liquidated, our common stock holders would not receive any portion of our assets and you could lose your entire investment.

We may issue additional shares without stockholder approval which would dilute current stockholders.

   Assuming the selling security holders that are included under this prospectus fully exercise or convert their preferred stock, options or warrants, we will have outstanding 20,357,580 shares of common stock (not including 2,718,000 shares reserved for Incentive Stock Options). We currently have 36,000,000 share of common stock authorized. The remaining 12,924,420 shares of common stock may be issued without any action or approval by our stockholders. There is a pending acquisition of Magic Software Development, Inc. as described in the Form 8-K filed on February 22, 1999. This acquisition would involve the issuance of the Company's common stock as consideration. Any additional issuance of shares of our stock, including the issuance or granting of additional options or warrants could significantly dilute the public ownership of our company, which could adversely affect the market and price of our common stock. We cannot assure you that we will not issue additional shares, options or warrants in the future. Holders of certain convertible securities such a preferred stock, options or warrants have the opportunity to convert or exercise at their option, which could be at a time when it would be harmful to us or the price of our common stock. The result is immediate dilution to the other stockholders, possible decline in our stock price and a possible hindrance to us if we are seeking additional equity financing. These security holders could also choose to convert or exercise at a time when we would otherwise be able to obtain additional capital on more favorable terms, which has the effect of raising our cost of financing. It is very likely we will in the future issue additional shares, options or warrants as part of our financing plans.

Our protection against takeover attempts that could harm our company or stockholders.

   Our common stock is publicly and widely held. Our officers, directors and principal stockholders could own up to 31% of our outstanding common stock if they exercised all of their options and warrants and no other exercises or conversions were made by others. In September 1996, we signed a Rights Agreement, designed protect our stockholders in the event of an unsolicited attempt to acquire our business for an inadequate price and to protect against abusive practices that do not treat our stockholders equally. These provisions could make it more difficult for a third party to acquire us. We also declared a dividend of one Preferred Share Purchase Right for each share of common stock outstanding on September 30, 1996. Each Right represents the right to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock upon the occurrence of certain events as described in the Summary of Rights to Purchase Preferred Shares.

We have entered in certain transactions with our officers, directors and other related parties.

   We have engaged in transactions with certain of our officers, directors  and
various entities affiliated with such officers and directors.   We have relied
heavily on these transactions throughout our existence as a source of funds for use in our operations. These transactions have resulted in accumulation of our stock by such persons and entities. We are not currently engaged in any litigation or disputes arising out of such transactions with these related parties and their associates, investors and affiliates. However, we cannot assure you litigation or disputes arising out of such transactions will not occur in the future or that we will stop engaging in such related transactions or that such related transactions will not be needed in the future as a source of financing. Transactions between us and our affiliates are currently and will in the future be entered into on terms at least as favorable as could be obtained from unaffiliated, independent third parties.

Risk of losses from real estate purchases.

   We currently hold several real estate properties that we have purchased. Our business activities no longer include the purchase or investment in real estate. The sale of our current real estate holdings could result in a loss to us. We have provided a reserve account to reflect the estimated market value less disposition cost of our properties, but any difference could result in a loss. We do not maintain title insurance on our real estate holdings and
we could incur substantial losses from title defects.   Depending on the size
of any loss, our results of operations could be materially adversely affected.

                                 USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders. The Company will, however, receive proceeds from the exercise of the Warrants and Options. Assuming the exercise of all Warrants and Options, the proceeds to the Company from the exercise of such Warrants will be approximately $140,000 and of such Options will be approximately $1,312,499, all of which will be contributed to the working capital of the Company.

                                 DIVIDEND POLICY

   Although the holders of Common Stock are entitled to share ratably in dividends when and as declared by the Board of Directors out of funds legally available therefor, the Company has not paid any cash dividends in the past and has no present intention of doing so. See "Description of Securities -- Common Stock." The Company intends to devote all funds to the operation of its businesses. Accordingly, the shares of Common Stock offered hereby are not a suitable investment for persons requiring current dividend income on the capital to be invested herein, and such persons should refrain from purchasing the shares of Common Stock offered hereby.



                            SELLING SECURITY HOLDERS

   The Registration Statement, of which this Prospectus forms a part, covers the registration of an aggregate of 3,205,900 shares of Common Stock. In addition to these 3,205,900 shares of Common Stock, the Registration Statement, of which this Prospectus forms a part, also covers the registration of 2,510,454 shares of Common Stock issuable upon exercise of the Warrants, the exercise of the Options, and the conversion of the Preferred Stock.

   The costs of qualifying all of these 5,716,354 shares of Common Stock under federal and state securities laws, together with legal and accounting fees, printing and other costs (except commissions) in connection with their offering and sale, will be paid by the Company. The resale of shares of Common Stock by any Selling Security Holder is subject to Prospectus delivery and other requirements of the Securities Act. Sales of these shares of Common Stock, or even the potential for such sales at any time, may have a material adverse effect on the market price of the Company's Common Stock. The Company will not receive any proceeds from the sale of Common Stock by the Selling Security Holders.

   The Company does not know if any Selling Security Holder who currently holds Warrants, Preferred Stock or Options will exercise the Warrants, Preferred Stock or Options, and, if exercised or converted, if they will thereafter offer for sale any or all of the shares of Common Stock received upon the exercise and conversion thereof. Accordingly, the following list of Selling Security Holders assumes that all Warrants and Options have been exercised, all shares of Preferred Stock have been converted, and all shares of Common Stock received upon such exercises and conversions are thereafter sold by the Selling Security Holders, resulting in no remaining shares of Common Stock being owned by any such Selling Security Holder. The shares offered through the conversion of debt, promissory notes or preferred stock and through the exercise of stock warrants, as disclosed in the table below, were acquired by such Selling Security Holders prior to this offering.



                            SELLING SECURITY HOLDERS

                                                           Shares of
Name                                                       Common Stock

Jenna Geiger                                              15,000 <F1>
Adam Geiger                                               15,000 <F1>
Arthur Geiger                                            110,000 <F2>
Rosengart/Geiger Trust                                    85,000 <F3>
Barbara Geiger                                            87,500 <F3>
The Inter Vivos Irrevocable Trust of Ronda Gilbert        87,500 <F3>
Allied Building Products Corp. Savings & Inv. Plan       300,000 <F4>
Herbert Smilowitz                                        325,000 <F5>
Moses Marx                                               550,000
Momar Corporation                                         37,500
Alfred Freeman                                           112,500
Leo and Maurine Weiner                                   150,000
Van Zyl Living Trust                                     447,900
Donald R. Anderson                                       330,000 <F6>
Robert Feury                                             225,000
Euro Investment                                          100,000 <F7>
Michael Walshe                                           200,000
Bonfire Foundation                                       200,000 <F7>
Raymond Cassano                                          200,000
Jay Gumeringer                                           100,000 <F7>
The Knox Trust                                            80,000
HD Benefit Services                                       80,000 <F8>
Daniel Kondos                                            112,000 <F8>
John Lovelace                                             48,000 <F8>
Moses Marx                                               176,000
Oded Aboodi                                              176,000
Don Lapre                                                176,000
Fariborz Hamzei                                          313,788 <F6>
Herbert L. Lucas, Jr.                                    358,333 <F6>
Carl W. Schafer                                          408,333 <F6>
Patricia Atlas                                            20,000 <F6>
Larry Brown                                               20,000 <F6>
Paul Heesen                                               45,000 <F6>
Soleyman Khalili                                          10,000 <F6>
Jonathan Moeller                                          15,000 <F6>
---------------------------------------
[FN]

 <F1>
Represents 10,000 shares of common stock issuable upon exercise of warrants issued in connection with a note and 5,000 shares of common stock.
 <F2>
Represents 30,000 shares of common stock issuable upon exercise of warrants issued in connection with a note and 80,000 shares of common stock.
 <F3>
Represents 100,000 shares of common stock issuable upon exercise of warrants issued in connection with a note and 160,000 shares of common stock.
 <F4>
Represents 150,000 shares of common stock issuable upon exercise of warrants issued in connection with a note and 150,000 shares of common stock.
 <F5>
Represents 50,000 shares of common stock issuable upon exercise of warrants issued in connection with a note and 275,000 shares of common stock.
 <F6>
Represents 1,536,819 shares of common stock to be offered by Selling Security Holder through the exercise of non-plan Options.
 <F7>
Represents 400,000 shares of common stock to be offered by Selling Security Holders through the conversion of Convertible K Preferred Stock.
 <F8>
Represents 240,000 shares of common stock to be offered by Selling Security Holders through the conversion of Convertible L Preferred Stock.

                              PLAN OF DISTRIBUTION

   5,716,354 shares of Common Stock for the account of Selling Security Holders are offered hereby. When holders of conversion rights, Preferred Stock, Warrants, or Options present them to Company's corporate office, along with remittance in the case of warrant holders and option holders, the Company will authorize its transfer agent to forward shares of Common Stock to the holder who is exercising the conversion right, warrant or option.

   The Selling Security Holders' Common Stock may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders, may from time to time, offer such Common Stock through underwriters, dealers and/or agents. The distribution of Common Stock by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

   At the time a particular offer of Common Stock is made by or on behalf of a Selling Security Holder, to the extent required, a prospectus and the documents incorporated herein by reference will be distributed. Sales of securities by the Selling Security Holders, or even the potential of such sales, may have a material effect on the market prices of the Common Stock. Following the sale of all of the shares of Common Stock offered hereby, the freely tradeable securities of the Company ("Public Float"), including this offering, assuming the sale of all of the shares of Common Stock owned by the Selling Security Holders, as of March 1, 1999, will be 20,357,580 shares of Common Stock.

                           DESCRIPTION OF SECURITIES

   For a full description of the rights of stockholders, reference is made to the articles of incorporation and by-laws, as amended, of the Company, copies of which are on file with the Commission. The following is subject to the provisions of such articles of incorporation and by-laws, as amended, and are qualified in their entirety by such reference.


Common Stock
   The authorized capital of the Company consists of 36,000,000 shares of Common Stock, par value $0.01 per share, of which 17,847,126 are presently outstanding without giving effect to this offering. The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Common stockholders do not have preemptive, subscription or conversion rights. There are no redemption provisions in the Company's articles of incorporation. Holders of Common Stock are entitled to one vote per share for the election of directors without provision for cumulative voting, and on all other matters which stockholders are entitled to vote upon at all meetings of the stockholders. The Company is required to have annual meetings of stockholders, which are customarily held in February. All shares of Common Stock offered hereby when paid for will be validly issued, fully paid and non-assessable.

   6,148,565 shares of Common Stock were registered for the account of Selling Security Holders in the Registration Statement of which this Prospectus forms a part, filed with the Commission on October 1, 1997. Of the 6,148,565 shares registered, 5,716,354 have not been sold and are being offered by this prospectus.

   The Company's by-laws permit the holders of the minimum number of shares necessary to take action at a meeting of stockholders (normally a majority of the outstanding shares) instead to take action by written consent without a meeting. Stockholders do not have cumulative voting rights which means that the holders of more than 50% of the outstanding shares can elect all of the directors of the Company.

Preferred Stock
   The Company has 5,000,000 authorized shares of Preferred Stock, $0.01 par value, which may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors is authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversion rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series not inconsistent with the provisions of the certificate of incorporation. The Board of Directors, without stockholders' approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the stockholders owning shares of Common Stock.

   The following classes of Preferred Stock are outstanding:

           Class K Preferred Stock
           The Company presently has 100,000 shares of Class K Preferred Stock, par value $0.01, $2.00 stated value issued and outstanding. Class K Preferred Stock is convertible into four shares of Common Stock for each share of Class K Preferred Stock. Holders of Class K Preferred Stock are not entitled to vote at stockholder meetings of the Company. As of the date of this Prospectus, there are three holders of the Class K Preferred Stock.

           Class L Preferred Stock
           The Company presently has 60,000 shares of Class L Preferred Stock, par value $0.01, $5.00 stated value issued and outstanding, which in liquidation is junior to Class K Preferred Stock. Class L Preferred Stock is convertible into four shares of Common Stock for each share of Class L Preferred Stock. Holders of Class L Preferred Stock are not entitled to vote at stockholder meetings of the Company. As of the date of this Prospectus, there are three holders of the Class L Preferred Stock.


   Although the shares of Common Stock issuable upon the conversion of the Preferred Stock are being registered in the Registration Statement, of which this Prospectus forms a part, for resale to the public, none of the Company's Preferred Stock has been registered with the Commission for offer or sale to the public. The Company does not have an obligation to register any of such Preferred Stock, and it has no present intention to do so.

Warrants
   All Warrants issued by the Company may be exercised by delivery of written notice at the Company's general offices prior to date of expiration. The Company is obligated to deliver unregistered, "restricted" Common Stock to the holders of said Warrants against payment therefor in accordance with their terms unless the holders of the Warrants are entitled to receive registered shares by reason of grants of rights of registration which may be publicly resold, absent certain circumstances. All Company Warrants provide for adjustments of price and quantity in the event of any stock dividends or stock splits to put the underlying shares in the same position as the Common Stock at the time of grant as well as comparable rights to participate in and obtain similar benefits of share ownership (against payment) in the event of mergers, acquisitions, rights offerings, stock dividends, recapitalizations or similar transactions.

   At March 1, 1999, the following Warrants were outstanding:

- Warrants to purchase 350,000 shares of Common Stock, with such shares having an exercise price of $0.40 per share. These Warrants were issued in December 1994 in connection with the issuance by the Company of its convertible promissory notes. See "Footnotes to Selling Security Holders".

Non-Plan Options
   Non-Plan Options have been issued to directors and certain key employees who do not qualify under the conditions of the Incentive Stock Option Plan.

   At March 1, 1999, the following Options were outstanding:

- Options to purchase 1,520,454 shares of Common Stock, with 335,000 of such shares having an exercise price of $0.50 per share, 50,000 of such shares having an exercise price of $0.85 per share, 150,000 of such shares having an exercise price of $1.15 per share, 290,000 of such shares having an exercise price of $0.56 per share, 110,000 of such shares having an exercise price of $0.40 per share, 150,000 of such shares having an exercise price of $1.03 per share, 20,000 of such shares having an exercise price of $1.12 per share, 99,999 of such shares having an exercise price of $0.91, and 310,000 of such shares having an exercise price of $1.47 per share. These Options were issued between May 1992 and December 1997. See "Footnotes to Selling Security Holders".

Transfer Agent
   The transfer agent for the Company's Common Stock is Oxford Transfer and Registrar, 317 S.W. Alder, #1120, Portland, Oregon 97204.



                                  LEGAL MATTERS

   The legality of the Common Stock offered hereby has been passed on for the Company by Fishman & Merrick, P.C., 30 North LaSalle Street, Suite 3500, Chicago, Illinois 60602.

                                     EXPERTS

   The consolidated financial statements as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Electronic Clearing House, Inc. have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

   The General Corporation Law of the State of Nevada authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth those estimated expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the securities being registered. All expenses are borne by the Company and the expenses set forth below are estimated.


           Accountant's Fees and Expenses .. . . . . . . . . . . .2,000
           Legal Fees and Other Expenses . . . . . . . . . . . . .5,000

           Total . . . . . . . . . . . . . . . . . . . . . . . . .$7,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The General Corporation Law of the State of Nevada authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.



ITEM 16.  EXHIBITS

 Exhibit
 Number    Description of Document

  4.1  Form of Subscription Agreement for Preferred Series H Convertible
       Stock.<F4>
  4.2  Form of Subscription Agreement for Preferred Series K Convertible
       Stock.<F4>
  4.3  Form of Subscription Agreement for Preferred Series L Convertible
       Stock.<F4>
  4.4 Form of Loan Agreement and Promissory Note between Electronic Clearing House, Inc. and investors.<F4>
  4.5  Form of Warrant Certificate issued in connection with Loan
       Agreements.<F4>
  4.6 Articles of Incorporation of Bio Recovery Technology, Inc., as amended, filed with the Nevada Secretary of State on September 1, 1983<F1>
  4.7 Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on June 21, 1990.<F4>
  4.8 Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on July 27, 1993.<F4>
  4.9 Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on April 7, 1995.<F4>
  4.10 Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on April 7, 1997.<F4>
  4.11 By-Laws of Bio-Recovery Technology, Inc.<F2>
  4.12 Amended By-Laws as of April 18, 1997.<F4>
  5.1  Opinion of Fishman & Merrick.<F4>
 10.1 Merchant Marketing and Processing Services Agreement between Electronic Clearing House, Inc. and First Charter Bank, dated January 25,
1994.<F2>
 10.3 Agreement between Electronic Clearing House, Inc. and U-Haul International, dated May 12, 1997.<F4>
 11.1  Statement re: computation of per share earnings.<F3>
 13.1 Annual Report on Form 10-K to Security Holders for the fiscal year ended September 30, 1998.<F4>
 13.2  Quarterly Report on Form 10-Q for the quarter ended December 31,
       1998.<F4>
 13.3  Current report on Form 8-K dated February 4, 1999.<F4>
 13.4  Current report on Form 8-K dated Februry 22, 1999.<F4>
 21.1  Subsidiaries of the Registrant.<F4>
 23.1  Consent of PricewaterhouseCoopers LLP
 23.2  Consent of Fishman & Merrick (included in Exhibit 5.1).<F4>
 24.1 Power of Attorney (included on the signature page of the Registration Statement).

-----------------------------------------------
[FN]

<F1>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1988 and incorporated herein by reference.
<F2>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1994 and incorporated herein by reference.
<F3>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1998 and incorporated herein by reference.
<F4>
Previously filed with the Commission and incorporated herein by reference.



ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will,, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on March 15, 1999.

                 ELECTRONIC CLEARING HOUSE, INC.



                 By:  \s\ Larry J. Thomas
                          Larry J. Thomas, President
                            and Chief Operating Officer


                                POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Larry J. Thomas his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-2 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                            Title            Date


\s\ Larry J. Thomas                Director, President, and   )March 15, 1999
    Larry J. Thomas                Chief Operating Officer    )
                                                              )
                                                              )
\s\ Joel M. Barry                  Chairman of the Board      )March 15, 1999
    Joel M. Barry                  and Chief Executive        )
                                   Officer                    )
                                                              )
                                                              )
\s\ Aristides W. Georgantas        Director                   )March 15, 1999
    Aristides W. Georgantas                                   )
                                                              )
                                                              )
\s\ Herbert L. Lucas, Jr.          Director                   )March 15, 1999
     Herbert L. Lucas, Jr.                                    )
                                                              )
                                                              )
\s\ Carl W. Schafer                Director                   )March 15, 1999
    Carl W. Schafer                                           )
                                                              )
                                                              )
\s\ Alice Cheung                   Chief Financial Officer    )March 15, 1999
    Alice Cheung                   and Treasurer              )
                                                              )
                                                              )
\s\ Marjan Hewson                  Controller                 )March 15, 1999
    Marjan Hewson                                             )




                                                                   EXHIBIT 23.1









                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated November 13, 1998, appearing on page F-1 of the Electronic Clearing House, Inc. Annual Report on Form 10K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 12, 1999